Exhibit 10.21

FOURTH AMENDMENT TO MANAGEMENT AGREEMENT

THIS FOURTH AMENDMENT TO MANAGEMENT AGREEMENT (this “Fourth Amendment”) is made as of January 6, 2006 by and between HPT TRS IHG-1, INC., a Maryland corporation (“Owner”), and INTERCONTINENTAL HOTELS GROUP RESOURCES, INC., a Delaware corporation (“Manager”).

WHEREAS, Owner and Manager entered into that certain Management Agreement dated as of July 1, 2003, as amended by that certain First Amendment to Management Agreement dated as of September 18, 2003, that certain Second Amendment to Management Agreement dated as of March, 2004 and that certain Third Amendment to Management Agreement dated as of February 16, 2005 (as so amended, the “Management Agreement”); and

WHEREAS, Owner and Manager wish to amend the Management Agreement, subject to and upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, Owner and Manager, intending to be legally bound, hereby agree as follows:

1.             Capitalized Terms. Capitalized terms used in this Fourth Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Management Agreement.

2.             Disbursements. Section 10.1(k) of the Management Agreement is hereby deleted in its entirety and replaced with the following:

Eleventh, to replenish any portion of the Deposit which has been drawn upon, regardless of whether such draw was made in connection with the Secured Obligations or otherwise;

3.             Return of Deposit. Section 17.5(b) of the Management Agreement is hereby deleted in its entirety and replaced with the following:

The Owner shall return any outstanding balance of the Deposit to Manager within thirty (30) days following the date on which all of the Secured Obligations, and any other obligations secured by the Deposit in any written agreement signed by Manager, have been irrevocably satisfied in full.

In addition, Section 17.5(d) of the Management Agreement is hereby deleted in its entirety.

4.             References to Management Agreement. All references in the Management Agreement to the Management Agreement shall be deemed to be references thereto as amended hereby.

5.             Ratification. As modified hereby, the Management Agreement is in full force and effect and is hereby ratified and confirmed.

6.             Counterparts. This Fourth Amendment may be executed in one or more counterparts, all of which counterparts shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Fourth Amendment effective as of the day and year first above written.

OWNER:

HPT TRS IHG-1, INC.

By:	/s/ John G. Murray
John G. Murray
Vice President

MANAGER:

INTERCONTINENTAL HOTELS GROUP
RESOURCES, INC.

By:	/s/ Robert J. Chitty
Robert J. Chitty
Vice President